UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019 (March 25, 2019)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 25, 2019, Nasdaq, Inc. (the “Company”) priced a public offering of €600,000,000 aggregate principal amount of its 1.75% senior notes due 2029 (the “Senior Notes”).

The offering of the Senior Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-224489) filed with the U.S. Securities and Exchange Commission on April 27, 2018.

In connection with the offering of the Senior Notes, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), dated March 25, 2019, with J.P. Morgan Securities plc, Merrill Lynch International, Mizuho International plc and Skandinaviska Enskilda Banken AB (publ), as representatives of the underwriters. The closing of the offering of the Senior Notes is expected to occur on April 1, 2019, subject to the satisfaction of customary closing conditions.

The underwriting agreement and the press releases relating to the offering are filed as exhibits to this Form 8-K and are incorporated herein by reference. The description of the underwriting agreement is qualified in its entirety by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 25, 2019, among Nasdaq, Inc., and J.P. Morgan Securities plc, Merrill Lynch International, Mizuho International plc and Skandinaviska Enskilda Banken AB (publ).

99.1	Nasdaq, Inc. Press Release Announcing the Launch of the Offering, dated March 25, 2019.

99.2	Nasdaq, Inc. Press Release Announcing the Pricing of the Offering, dated March 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2019	NASDAQ, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and Global Chief Legal and Policy Officer